EXHIBIT 1.01

VEECO INSTRUMENTS INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2014

This Conflict Minerals Report (this “Report”) of Veeco Instruments Inc., including its subsidiaries (collectively, “Veeco” or “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2014 through December 31, 2014 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “Conflict Minerals” as: (i) columbite-tantalite (or coltan), cassiterite, gold and wolframite, or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Veeco’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, Veeco has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals included in its products during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, Veeco has conducted additional due diligence regarding the sources of the Covered Minerals. The results of Veeco’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.                                        Reasonable Country of Origin Inquiry (“RCOI”)

Prior to initiating our RCOI, we retained a regulatory compliance information management company to assist in structuring the process and administering data collection. Our inquiry began with a review of all of our suppliers.  We focused our RCOI on suppliers that comprise the top 80% of our annual direct expense and eliminated suppliers that do not, due to the nature of their business, utilize Covered Minerals.  We provided the remaining suppliers with a questionnaire based on the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative Conflict Minerals Common Reporting Template (the “EICC-GeSI Template”). The EICC-GeSI Template is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide and was developed by several of the world’s leading consumer electronics companies.  The questionnaire asked the suppliers, among other things, to disclose the origin of any Covered Minerals used in their manufacturing processes and to identify the Covered Minerals processing facilities within their supply chain.  We also asked them, if accurate, to represent that their Covered Minerals did not originate from a Covered Country.  We reviewed questionnaires received for completeness and consistency of answers.  Many of our suppliers’ responses were at a supply chain level higher than the products we procure and therefore it is possible that the information they provided includes smelters/refiners whose Covered Minerals are not utilized in our products.  Certain surveyed suppliers reported that the Covered Minerals identified in their supply chain originated from recycled or scrap sources and thus did not require further due diligence.

Our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

II.                                   Design of Due Diligence Framework

Our due diligence approach was designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (“OECD Guidance”).  The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Veeco is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter. Key elements of Veeco’s due diligence approach are described below.

III.                              Due Diligence Measures Undertaken

Veeco’s due diligence measures performed include, but are not limited to, the following:

•                  Reporting to senior management on suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts (where applicable);

•                  Communicating our policy on Conflict Minerals to suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues. A copy of our policy is publicly available at http://ir.veeco.com/corporate-governance/overview;

•                  Using a third party service, comparing smelters and refiners identified by suppliers to (i) the Conflict Minerals Reporting Template (the “Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”) which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;

•                  Conducting our own supplemental research on smelters and refiners identified by our suppliers; and

•                  Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

IV.                               Product Description

The products subject to this Report are Veeco process equipment and services (including spare parts) primarily sold to make electronic devices including light emitting diodes, power electronics, wireless devices, hard disk drives and semiconductors and include Metal Organic Chemical Vapor Deposition Systems, Gas and Vapor Delivery Control Systems, Molecular Beam Epitaxy Systems, Fast Array Scanning Atomic Layer Deposition Systems, Precision Surface Processing Systems, Ion Beam Deposition Systems, Ion Beam Etch Systems and Precision Lapping, Slicing and Dicing Systems.

V.                                    Product Determination

Based on the information obtained pursuant to the due diligence process (as described above), Veeco does not have sufficient information at this time to determine the country of origin of the Covered Minerals sourced by our suppliers.  However, we have received no information from our suppliers indicating that the Covered Minerals sourced by our suppliers directly or indirectly financed or benefitted armed groups in the Covered Countries.  Due to the manner in which our suppliers disclosed country of origin information, we do not believe that all of the countries of origin named by our suppliers are actually in our supply chain.

VI.                               Smelter / Refiner and Country of Origin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following smelters/refiners used by Veeco suppliers that have achieved Conflict Free designation by the CFSI or an audit program recognized by CFSI or are actively in the process of obtaining the designations, or for which we independently obtained country of origin information:

GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.
GOLD	AngloGold Ashanti Córrego do Sítio Minerção
GOLD	Argor-Heraeus SA

GOLD	Asahi Pretec Corporation
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
GOLD	Aurubis AG
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
GOLD	Boliden AB
GOLD	Caridad
GOLD	CCR Refinery - Glencore Canada Corporation
GOLD	Cendres + Métaux SA
GOLD	Chimet S.p.A.
GOLD	Chugai Mining
GOLD	Daejin Indus Co. Ltd
GOLD	Do Sung Corporation
GOLD	Dowa Mining Co., Ltd.
GOLD	FSE Novosibirsk Refinery
GOLD	Heimerle + Meule GmbH
GOLD	Heraeus Ltd. Hong Kong
GOLD	Heraeus Precious Metals GmbH & Co. KG
GOLD	Hwasung CJ Co. Ltd
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
GOLD	Istanbul Gold Refinery
GOLD	Japan Mint
GOLD	Jiangxi Copper Company Limited
GOLD	Johnson Matthey Inc
GOLD	Johnson Matthey Ltd
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
GOLD	JSC Uralelectromed
GOLD	JX Nippon Mining & Metals Co., Ltd.
GOLD	Kazzinc Inc.
GOLD	Kojima Chemicals Co., Ltd
GOLD	Korea Metal Co. Ltd
GOLD	Kyrgyzaltyn JSC
GOLD	L’ azurde Company For Jewelry
GOLD	LS-NIKKO Copper Inc.
GOLD, TUNGSTEN	Materion
GOLD	Matsuda Sangyo Co., Ltd.
GOLD	Metalor Technologies (Hong Kong) Ltd
GOLD	Metalor Technologies SA
GOLD	Metalor USA Refining Corporation
GOLD	Met-Mex Peñoles, S.A.
GOLD, TIN	Mitsubishi Materials Corporation
GOLD, TANTALUM	Mitsui Mining and Smelting Co., Ltd.
GOLD	Moscow Special Alloys Processing Plant
GOLD	Nadir Metal Rafineri San. Ve Tic. A.S.
GOLD	Navoi Mining and Metallurgical Combinat
GOLD	Nihon Material Co. LTD

GOLD	Ohio Precious Metals, LLC
GOLD	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
GOLD	OJSC Kolyma Refinery
GOLD	PAMP SA
GOLD	Prioksky Plant of Non-Ferrous Metals
GOLD	PT Aneka Tambang (Persero) Tbk
GOLD	Rand Refinery (Pty) Ltd
GOLD	Royal Canadian Mint
GOLD	Sabin Metal Corp.
GOLD	SAMWON METALS Corp.
GOLD	Schöne Edelmetaal B.V.
GOLD	SEMPSA Joyería Platería SA
GOLD	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals
GOLD	Solar Applied Materials Technology Corp.
GOLD	Sumitomo Metal Mining Co., Ltd.
GOLD	Tanaka Kikinzoku Kogyo K.K.
GOLD	The Great Wall Gold and Silver Refinery of China
GOLD	The Refinery of Shandong Gold Mining Co. Ltd
GOLD	Tokuriki Honten Co., Ltd
GOLD	Torecom
GOLD	Umicore Brasil Ltda
GOLD	United Precious Metal Refining, Inc.
GOLD	Valcambi SA
GOLD	Western Australian Mint trading as The Perth Mint
GOLD	Yokohama Metal Co Ltd
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
GOLD, TUNGSTEN	Zijin Mining Group Co. Ltd
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.
TANTALUM	Conghua Tantalum and Niobium Smeltry
TANTALUM	Duoluoshan Sapphire Rare Metal Co., Ltd.
TANTALUM	F&X Electro-Materials Ltd.
TANTALUM	H.C. Starck Co., Ltd.
TANTALUM	H.C. Starck GmbH Goslar
TANTALUM	H.C. Starck GmbH Laufenburg
TANTALUM	H.C. Starck Hermsdorf GmbH
TANTALUM	H.C. Starck Inc.
TANTALUM	Hi-Temp Specialty Metals, Inc.
TANTALUM, TUNGSTEN	Jiangxi Tungsten Industry Group Co Ltd
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.
TANTALUM	Jiujiang Tanbre Co., Ltd.
TANTALUM	Kemet Blue Powder
TANTALUM	King-Tan Tantalum Industry Ltd
TANTALUM	LSM Brasil S.A.
TANTALUM	Molycorp Silmet A.S.

TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.
TANTALUM	Plansee SE Liezen
TANTALUM	Plansee SE Reutte
TANTALUM	QuantumClean
TANTALUM	RFH Tantalum Smeltry Co., Ltd
TANTALUM	Taki Chemicals
TANTALUM	Telex
TANTALUM	Ulba
TANTALUM	Zhuzhou Cement Carbide
TIN	Alpha
TIN	China Tin Group Co., Ltd.
TIN	CNMC (Guangxi) PGMA Co. Ltd.
TIN	Cooper Santa
TIN	CV Prima Timah Utama
TIN	CV Serumpun Sebalai
TIN	CV United Smelting
TIN	Empresa Metallurgica Vinto
TIN	Fenix Metals
TIN	Gejiu Zi-Li
TIN	Huichang Jinshunda Tin Co. Ltd
TIN	Jiangxi Nanshan
TIN	Kai Unita Trade Limited Liability Company
TIN	Linwu Xianggui Smelter Co
TIN	Malaysia Smelting Corporation (MSC)
TIN	Metallo Chimique
TIN	Mineração Taboca S.A.
TIN	Minsur
TIN	Novosibirsk Integrated Tin Works
TIN	Operaciones Metalurgical S.A.
TIN	PT Artha Cipta Langgeng
TIN	PT Babel Inti Perkasa
TIN	PT Bangka Putra Karya
TIN	PT Bangka Tin Industry
TIN	PT Belitung Industri Sejahtera
TIN	PT Bukit Timah
TIN	PT DS Jaya Abadi
TIN	PT Eunindo Usaha Mandiri
TIN	PT Mitra Stania Prima
TIN	PT Sariwiguna Binasentosa
TIN	PT Stanindo Inti Perkasa
TIN	PT Tambang Timah
TIN	PT Timah (Persero), Tbk
TIN	PT Tinindo Inter Nusa
TIN	Thaisarco
TIN	White Solder Metalurgia e Mineração Ltda.
TIN	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.

TIN	Yunnan Tin Company Limited
TUNGSTEN	A.L.M.T. Corp.
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.
TUNGSTEN	Dayu Weiliang Tungsten Co., Ltd.
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.
TUNGSTEN	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
TUNGSTEN	Global Tungsten & Powders Corp.
TUNGSTEN	Guangdong Xianglu Tungsten Industry Co., Ltd.
TUNGSTEN	H.C. Starck GmbH
TUNGSTEN	Hunan Chenzhou Mining Group Co., Ltd.
TUNGSTEN	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
TUNGSTEN	Japan New Metals Co., Ltd.
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
TUNGSTEN	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.
TUNGSTEN	Kennametal Fallon
TUNGSTEN	Kennametal Huntsville
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.
TUNGSTEN	Wolfram Bergbau und Hütten AG
TUNGSTEN	Wolfram Company CJSC
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.
TUNGSTEN	Xiamen Tungsten Co., Ltd.
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Angola, Argentina, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Recycle/Scrap, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia,  and Zimbabwe.  Covered Countries were identified only for audited smelters/refiners.

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following validated smelters/refiners whose country of origin information is not available.  We continue to engage with our suppliers to determine the source of Covered Minerals processed at the following facilities and to engage in efforts to determine the mine or location of origin of the Covered Minerals used with greater specificity.

GOLD, TANTALUM, TIN, TUNGSTEN	Ishifuku Metal Industry Co., Ltd.*
GOLD, TIN	Umicore SA Business Unit Precious Metals Refining*
GOLD	Hunan Chenzhou Mining Group Co., Ltd.**

TANTALUM	H.C. Starck Smelting GmbH & Co.KG*
TANTALUM	Mineração Taboca S.A.**
TANTALUM	Solikamsk Metal Works*
TANTALUM, TIN, TUNGSTEN	JX Nippon Mining & Metals Co., Ltd.**
TIN	Dowa Mining Co., Ltd.*
TIN	PT Karimun Mining
TIN	Japan New Metals Co., Ltd.**
TIN	Mitsui Mining and Smelting Co., Ltd.**
TIN	Solikamsk Metal Works**
TIN, TUNGSTEN	Sumitomo Metal Mining Co., Ltd.**
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
TUNGSTEN	Jiujiang Tanbre Co., Ltd.**
TUNGSTEN	Mitsubishi Materials Corporation**
TUNGSTEN	CNMC (Guangxi) PGMA Co. Ltd.**

*  Facility has obtained a conflict free audit although country of origin information is not available to Veeco.

**  Facility has obtained a conflict free audit for a metal different from the one listed in this table.

As Veeco’s engagement with the supply chain for its products evolves, the lists above may change to reflect improvements in the quality of information provided to Veeco.

VII.                          Independent Private Sector Audit

Not required for calendar year 2014.